UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



     Date of report (Date of earliest event reported) April 8, 2002
                                                      --------------

                               Gatlin Holdings, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                              (Saleoutlet.com, Inc.)
                              ----------------------
                                   (Former name)

        NEVADA                       000-26569              88-0399260
----------------------------      ----------------     ---------------------
(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)


     350 E. Michigan Avenue, Suite 410, Kalamazoo, Michigan  49007-3800
     ---------------------------------------------------------------
                (Address of principal executive offices)


Registrant's telephone number, including area code    (616) 349-3971
                                                      --------------


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ITEM 2. Acquisition or Disposition of Assets

     On March 20, 2002, the registrant completed the purchase of Hard to Treat Diseases, Inc.("HTTD") through a share exchange with the only two shareholders of HTTD. The share exchange qualified as tax free reorganization for HTTD pursuant to IRC 368.

     The significant terms of the agreement are that: (a) the two shareholders of HTTD exchanged 100% of the outstanding shares of HTTD for five hundred thousand (500,000) shares of the registrant; (b) HTTD shall have the right to nominate one director of the registrant; and (c) HTTD will be a wholly owned subsidiary of the registrant.

     HTTD's business is directed towards the testing and distribution of an immunostimulant cancer treatment known as Tubercin (US Patent 6,274,356). The company has a license agreement with the owner of the patent, Dr. Tai-Ho Chung, MD.

Item 7.  Financial Statements

     The transaction set forth herein does not constitute a significant event which requires the filing of the financial statements of HTTD.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Gatlin Holdings, Inc.


Date   April 8, 2002
    ------------------------------

                                         By: /s/ Wes Van Dam
                                            -------------------------------
                                            Wes Van Dam, President AND
                                            DIRECTOR


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